                                                RULE NO. 424(B)(1)
PROSPECTUS                                      REGISTRATION NO. 333-96061
----------

                    [LOGO OF HOLDRS INTERNET ARCHITECTURE]

                       1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS SM Trust

      The Internet Architecture HOLDRSSM Trust will issue Depositary Receipts called Internet Architecture HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop and market computer, Internet hardware and other related products designed to enhance the speed and efficiency of connections within and to the Internet, connections within a company's internal networks and end user access to networks. The Bank of New York will be the trustee. You only may acquire, hold or transfer Internet Architecture HOLDRS in a round-lot amount of 100 Internet Architecture HOLDRS or round-lot multiples. Internet Architecture HOLDRS are separate from the underlying deposited common stocks that are represented by the Internet Architecture HOLDRS. For a list of the names and the number of shares of the companies that make up an Internet Architecture HOLDR, see "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS" starting on page 10. Merrill Lynch, Pierce, Fenner and Smith Incorporated has sold 2,700,000 Internet Architecture HOLDRS in the initial distribution. The trust will issue the additional Internet Architecture HOLDRS on a continuous basis.

      Investing in Internet Architecture HOLDRS involves significant risks. See "Risk factors" starting on page 4.

      The initial public offering price for a round-lot of 100 Internet Architecture HOLDRS will equal the sum of the closing market price on the primary trading market on February 24, 2000 for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

      Internet Architecture HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

      Before this issuance, there has been no public market for Internet Architecture HOLDRS. The Internet Architecture HOLDRS have been approved for listing on the American Stock Exchange under the symbol "IAH", subject to official notice of issuance.

                               ----------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                      Initial Price Underwriting
                                                       to Public*       Fee
                                                      ------------- ------------
     Per Internet Architecture HOLDR.................    $94.41          2%

    --------
    * Includes underwriting fee.

                               ----------------

                              Merrill Lynch & Co.

                               ----------------

                The date of this Prospectus is February 24, 2000

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Internet Architecture HOLDRS.................................   9
The Trust..................................................................  16
Description of Internet Architecture HOLDRS................................  16
Description of the Underlying Securities...................................  17
Description of the Depositary Trust Agreement..............................  19
Federal Income Tax Consequences............................................  22
ERISA Considerations.......................................................  23
Plan of Distribution.......................................................  23
Legal Matters..............................................................  24
Where You Can Find More Information........................................  24

                               ----------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Internet Architecture HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Internet Architecture HOLDRS in any jurisdiction where the offer or sale is not permitted.

                                    SUMMARY

     The Internet Architecture HOLDRS trust will be formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Architecture HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust will hold shares of common stock issued by 20 specified companies generally considered to be involved in various aspects of the Internet architecture business. Companies involved in the Internet architecture business are companies that, among other things, design, develop and market computer, Internet hardware and other related products designed to enhance the speed and efficiency of connections within and to the Internet, connections within a company's internal networks and end user access to networks. The number of shares of each common stock held by the trust with respect to each round-lot of Internet Architecture HOLDRS is specified under "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

     Under no circumstances will a new company be added to the group of issuers of underlying securities.

     The trust will issue Internet Architecture HOLDRS that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The Internet Architecture HOLDRS are separate from the underlying common stocks that are represented by the Internet Architecture HOLDRS.

                                  RISK FACTORS

      An investment in Internet Architecture HOLDRS involves risks similar to investing in each of the underlying securities outside of the Internet Architecture HOLDRS, including the risks associated with concentrated investments in Internet architecture companies.

General Risk Factors

    . Loss of investment. Because the value of Internet Architecture HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Internet Architecture HOLDRS if the underlying securities decline in value.

    . Discount trading price. Internet Architecture HOLDRS may trade at a discount to the aggregate value of the underlying securities.

    . Not necessarily representative of the Internet architecture business. While the underlying securities are common stocks of companies generally considered to be involved in various aspects of the Internet architecture business, the underlying securities and the Internet Architecture HOLDRS may not necessarily follow the price movements of the entire Internet architecture business generally. If the underlying securities decline in value, your investment in the Internet Architecture HOLDRS will decline in value even if common stock prices of companies involved in the Internet architecture business generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the Internet architecture business. In this case, the Internet Architecture HOLDRS may no longer consist of securities issued only by companies involved in the Internet architecture business.

    . No investigation of underlying securities. The underlying securities included in the Internet Architecture HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the Internet architecture business, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Internet Architecture HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

    . Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Internet Architecture HOLDRS may not necessarily continue to be a diversified investment in the Internet architecture business. As a result of market fluctuation and/or reconstitution events, Internet Architecture HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

    . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Internet Architecture HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Internet Architecture HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Internet Architecture HOLDRS will involve payment of a cancellation fee to the trustee.

    . Trading halts. Trading in Internet Architecture HOLDRS may be halted if trading in one or more of the underlying securities is halted. If so, you will not be able to trade Internet

       Architecture HOLDRS even though there is trading in some of the underlying securities; however, you will be able to cancel your Internet Architecture HOLDRS to receive the underlying securities.

    . Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the Internet Architecture HOLDRS. If the Internet Architecture HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Internet Architecture HOLDRS are listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Internet Architecture HOLDRS are delisted.

    . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may trade in the underlying securities for its own account. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Internet Architecture HOLDRS, the selection of the Internet architecture business, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Internet Architecture HOLDRS by Merrill Lynch.

    . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may affect the market price of the deposited shares. Large volumes of purchasing activity, which may occur in connection with the issuance of Internet Architecture HOLDRS, particularly in connection with the initial issuance of Internet Architecture HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Consequently, prices for the underlying securities may decline after these purchases as the volume of purchases decreases. This in turn is likely to have an immediate, adverse effect on the trading price of Internet Architecture HOLDRS.

Risk Factors Specific to Companies Involved in the Internet Architecture
Business

    . Internet architecture company stock prices have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Internet Architecture HOLDRS, and you could lose all or part of your investment. The trading prices of the common stocks of Internet architecture companies have been and are likely to be extremely volatile. Internet architecture companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

     . actual or anticipated variations in companies' quarterly operating results;

     . announcements of technological innovations or new services by Internet architecture companies or their competitors;

     .  changes in financial estimates by securities analysts;

     .  conditions or trends in Internet online service companies;

     .  conditions or trends in online securities trading;

     . changes in the market valuations of the Internet or online service companies;

     .  developments in Internet regulations;

     . announcements by Internet architecture companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

     .  unscheduled system downtime;

     .  additions or departures of key personnel; and

     . sales of Internet architecture companies' common stock or other securities in the open market.

     In addition, the trading prices of Internet architecture stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many Internet architecture stocks are extraordinarily high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially. These trading prices and valuations may not be sustained. Any negative change in the public's perception of the prospects of Internet or e-commerce companies, generally, could depress the stock prices of an Internet architecture company regardless of its operating results. Other broad market and industry factors may decrease the stock price of Internet architecture stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of Internet stocks.

    . The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by Internet architecture companies. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. The success of many Internet architecture companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their hardware and software products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their product obsolete. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt the existing products offered by Internet architecture companies. Many Internet architecture companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition.

    . New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many Internet architecture companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. In addition, many Internet architecture companies develop products which interact with or incorporate telecommunications infrastructure which may be subject to regulation by the Federal Communications Commission. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of Internet architecture companies.

    . Some of the companies involved in the Internet architecture business are also engaged in other lines of business unrelated to Internet architecture, and they may experience problems with these lines of business which could adversely affect their operating results. Several of the companies which comprise the Internet Architecture HOLDRS have lines of business that do not relate to Internet architecture and which may present additional risks not mentioned in this prospectus. The operating results of Internet architecture companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. There can be no assurance that, despite a company's possible success in the Internet architecture business, the other lines of business in which these companies are engaged will not have an adverse effect on the company's business or financial conditions.

    . The international operations of many Internet architecture companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many Internet architecture companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

     .  general economic, social and political conditions;

     . the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

     . differing tax rates, tariffs, exchange controls or other similar restrictions;

     .  currency fluctuations; and

     . changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

    . Many Internet architecture companies rely on a single supplier or a limited number of suppliers for the components used in their products and if quality components are not delivered on a timely basis, these companies will not be able to deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many Internet architecture companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties' supply or manufacturing would adversely affect an Internet architecture company's ability to deliver its products and meet customer needs. There can be no assurance that Internet architecture companies will not encounter problems with suppliers, which may harm their reputation and adversely affect their operations and financial condition.

    . If Internet use fails to grow and be accepted as a medium for online commerce and communication demand for some of the products and services of Internet architecture companies will decline. Future revenues and any future profits of many Internet architecture companies depend upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services. For many Internet architecture companies to grow, customers must continue to accept and use new ways of conducting business and exchanging information on the Internet.

    . Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many Internet architecture companies are active acquirers of other companies as part of their business plans. There can be no assurance that Internet architecture companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also no be no assurance that Internet architecture companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, Internet architecture companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

    . Unanticipated high inventory levels could increase the costs of many Internet architecture companies. Many Internet architecture companies maintain medium to high levels of inventory and a decrease in market demand or an increase in supply, among other factors, could result in higher inventory levels which could adversely affect the profitability of these Internet architecture companies.

    . Many Internet architecture companies are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. The success of many Internet architecture companies is highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these Internet architecture companies will be able to continue to attract and retain qualified personnel.

    . Some Internet architecture companies have a history of incurring losses which may make it difficult for these companies to fund their future operations. Some Internet architecture companies, such as Cobalt Networks, Inc., Foundry Networks, Inc., Juniper Networks, Inc. and Sycamore Networks, Inc., have incurred significant losses since their inception and they may continue to incur losses for the foreseeable future. Many of these Internet architecture companies will also continue to incur losses as additional costs are incurred to develop new products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If Internet architecture companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be adversely affected.

                   HIGHLIGHTS OF INTERNET ARCHITECTURE HOLDRS

      This discussion highlights information regarding Internet Architecture HOLDRS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Internet Architecture HOLDRS.

Issuer.......................    Internet Architecture HOLDRS Trust.

The trust....................    The Internet Architecture HOLDRS Trust will
                                 be formed under the depositary trust
                                 agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, other depositors and the owners of the Internet Architecture HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............    Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated.

Trustee......................    The Bank of New York, a New York state-
                                 chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Internet
 Architecture
 HOLDRS......................    Internet Architecture HOLDRS are designed to
                                 achieve the following:

                                 Diversification. Internet Architecture HOLDRS are designed to allow you to diversify your investment in the Internet architecture business through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                                 Flexibility. The beneficial owners of
                                 Internet Architecture HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Internet Architecture HOLDRS, and can cancel their Internet Architecture HOLDRS to receive each of the underlying securities represented by the Internet Architecture HOLDRS.

                                 Transaction costs. The expenses associated with trading Internet Architecture HOLDRS are expected to be less than trading each of the underlying securities separately.

Trust assets.................    The trust will hold shares of common stock
                                 issued by specified companies involved in the Internet architecture business. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--Reconstitution events."
                                 Under no circumstances will the common stock of a new company be added to the common stocks underlying the Internet Architecture
                                 HOLDRS.

                                 The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Internet Architecture        The trust will issue Internet Architecture
HOLDRS.......................    HOLDRS that represent your undivided
                                 beneficial ownership interest in the shares of U.S.-traded common stock held by the trust on your behalf. The Internet Architecture
                                 HOLDRS themselves are separate from the
                                 underlying securities that are represented by the Internet Architecture HOLDRS.

                                 The specific share amounts for each round-lot of 100 Internet Architecture HOLDRS are set forth in the chart below and were determined on February 24, 2000, the pricing date, so that the initial weightings of each underlying security included in the Internet Architecture HOLDRS approximates the relative market capitalizations of the specified companies (based on the closing market prices of the underlying securities on the trading day immediately preceding the pricing date), subject to a maximum initial weight of 20%.

                                 The share amounts, set forth below, will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                                 The following chart provides the

                                 . names of the 20 issuers of the underlying securities represented by the Internet Architecture HOLDRS,

                                 .  stock ticker symbols,

                                 .   share amounts represented by a round-lot
                                    of 100 Internet Architecture HOLDRS (as of
                                    February 23, 2000),

                                 .  initial weightings as of February 23,
                                    2000, and

                                 .  principal market on which the shares of
                                    common stock of the selected companies are traded.

                                                                             Primary
                                                           Share   Initial   Trading
                    Name of Company                Ticker Amounts Weightings Market
                    ----------------               ------ ------- ---------- -------
                    CISCO SYSTEMS, INC. (/1/)       CSCO     13     19.80%   NASDAQ
                    INTERNATIONAL BUSINESS
                     MACHINES CORPORATION            IBM     13     15.53%     NYSE
                    SUN MICROSYSTEMS, INC.          SUNW     12     12.48%   NASDAQ
                    EMC CORPORATION                  EMC      8     10.48%     NYSE
                    HEWLETT-PACKARD
                     COMPANY                         HWP      7     10.01%     NYSE
                    DELL COMPUTER
                     CORPORATION                    DELL     19      8.64%   NASDAQ
                    COMPAQ COMPUTER
                     CORPORATION                     CPQ     13      3.60%     NYSE
                    JUNIPER NETWORKS, INC.          JNPR      1      2.58%   NASDAQ
                    3COM CORPORATION                COMS      3      2.56%   NASDAQ
                    SYCAMORE NETWORKS, INC.         SCMR      2      2.50%   NASDAQ
                    NETWORK APPLIANCE, INC. (/2/)   NTAP      1      1.96%   NASDAQ
                    GATEWAY, INC.                    GTW      2      1.49%     NYSE
                    COBALT NETWORKS, INC.           COBT      1      1.32%   NASDAQ
                    FOUNDRY NETWORKS, INC.          FDRY      1      1.32%   NASDAQ
                    APPLE COMPUTER, INC.            AAPL      1      1.28%   NASDAQ
                    CIENA CORPORATION               CIEN      1      1.28%   NASDAQ
                    SEAGATE TECHNOLOGY, INC.         SEG      2      1.02%     NYSE
                    EXTREME NETWORKS, INC.          EXTR      1      0.94%   NASDAQ
                    UNISYS CORPORATION               UIS      2      0.71%     NYSE
                    ADAPTEC, INC.                   ADPT      1      0.50%   NASDAQ

                                 --------
                                 (/1/)On March 23, 2000, as a result of a 2-
                                      for-1 stock split, the share amount of
                                      Cisco Systems, Inc., represented by a
                                      round-lot of 100 Internet Architecture
                                      HOLDRS, will be 26. Please see the
                                      description of Cisco in Annex A.
                                 (/2/)On March 23, 2000, as a result of a 2-
                                      for-1 stock split, the share amount of
                                      Network Appliance, Inc., represented by
                                      a round-lot of 100 Internet Architecture
                                      HOLDRS, will be 2. Please see the
                                      description of Network Appliance in
                                      Annex A.

                                 These companies generally are considered to be 20 of the largest and most liquid companies with U.S.-traded common stock involved in the Internet architecture business, as measured by market capitalization and trading volume on February 7, 2000. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                                 The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Internet Architecture HOLDRS in a round-lot of 100 Internet Architecture HOLDRS and round-lot multiples. The trust will only issue Internet Architecture HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Architecture HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Architecture HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Architecture HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Architecture HOLDRS.

                                 The number of outstanding Internet
                                 Architecture HOLDRS will increase and
                                 decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Internet Architecture HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price........    The initial public offering price for 100
                                 Internet Architecture HOLDRS will equal the sum of the closing market price on the primary trading market on February 24, 2000, the pricing date, for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee.

Purchases....................    After the initial offering, you may acquire
                                 Internet Architecture HOLDRS in two ways:

                                 . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                                 . through a cash purchase in the secondary trading market.

Underwriting fees............    If you purchase Internet Architecture HOLDRS
                                 in the initial public offering, you will pay
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, in its role as underwriter, an underwriting fee equal to 2%.

                                 You will not be charged any issuance fee or other sales commission in connection with purchases of Internet Architecture HOLDRS made in the initial public offering.

Issuance and cancellation        After the initial offering, if you wish to
fees.........................    create Internet Architecture HOLDRS by
                                 delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Internet Architecture HOLDRS, The Bank of
                                 New York as trustee will charge you an
                                 issuance fee of up to $10.00 for each round-lot of 100 Internet Architecture HOLDRS. If you wish to cancel your Internet Architecture
                                 HOLDRS and withdraw your underlying
                                 securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet
                                 Architecture HOLDRS.

Commissions..................    If you choose to deposit underlying
                                 securities in order to receive Internet
                                 Architecture HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

Custody fees.................
                                 The Bank of New York, as trustee and as
                                 custodian, will charge you a quarterly
                                 custody fee of $2.00 for each round-lot of

                                 100 Internet Architecture HOLDRS, to be
                                 deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Internet Architecture HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Internet
 Architecture HOLDRS.........
                                 You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Internet Architecture HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Internet Architecture HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Internet Architecture HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities.......
                                 You have the right to:

                                 .  Receive all shareholder disclosure
                                    materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                                 . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                                 . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                                 If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Internet Architecture HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events........    A. If an issuer of underlying securities no
                                    longer has a class of common stock
                                    registered under section 12 of the
                                    Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Architecture HOLDRS.

                                 B. If the SEC finds that an issuer of
                                    underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet Architecture HOLDRS.

                                 C. If the underlying securities of an issuer
                                    cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet Architecture HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Internet Architecture HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                                 D. If an issuer's underlying securities are
                                    delisted from trading on a national
                                    securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date such securities are delisted.

                                 If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events...........    A. The Internet Architecture HOLDRS are
                                    delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Internet Architecture HOLDRS are delisted.

                                 B. The trustee resigns and no successor
                                    trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                                 C. 75% of beneficial owners of outstanding
                                    Internet Architecture HOLDRS vote to
                                    dissolve and liquidate the trust.

                                 If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax               The federal income tax laws will treat a U.S.
consequences.................    holder of Internet Architecture HOLDRS as
                                 directly owning the underlying securities.
                                 The Internet Architecture HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................    The Internet Architecture HOLDRS have been
                                 approved for listing on the American Stock
                                 Exchange under the symbol "IAH", subject to official notice of issuance. Trading will take place only in round-lots of 100 Internet
                                 Architecture HOLDRS and round-lot multiples.
                                 A minimum of 150,000 Internet Architecture
                                 HOLDRS will be required to be outstanding when trading begins.

Trading......................    Investors only will be able to acquire, hold,
                                 transfer and surrender a round-lot of 100
                                 Internet Architecture HOLDRS. Bid and ask prices, however, will be quoted per single
                                 Internet Architecture HOLDRS.

Clearance and settlement.....    The trust will issue Internet Architecture
                                 HOLDRS in book-entry form. Internet
                                 Architecture HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust
                                 Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Internet
                                 Architecture HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Internet Architecture HOLDRS trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Internet Architecture HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Internet Architecture HOLDRS trust. The trust will be formed pursuant to the depositary trust agreement, dated as of February 18, 2000. The Bank of New York will be the trustee. The Internet Architecture HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

      The Internet Architecture HOLDRS trust is intended to hold deposited shares for the benefit of owners of Internet Architecture HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                  DESCRIPTION OF INTERNET ARCHITECTURE HOLDRS

      The trust will issue Internet Architecture HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Internet Architecture HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Internet Architecture HOLDRS in a round-lot of 100 Internet Architecture HOLDRS and round-lot multiples. The trust will only issue Internet Architecture HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Internet Architecture HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Internet Architecture HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Architecture HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Architecture HOLDRS.

      Internet Architecture HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS."

      Beneficial owners of Internet Architecture HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Internet Architecture HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Internet Architecture HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Internet Architecture HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Internet Architecture HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Internet Architecture HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement-- Withdrawal of underlying securities."

      Internet Architecture HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Internet Architecture HOLDRS will be available only in book-entry form. Owners of Internet Architecture HOLDRS may hold their Internet Architecture HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various aspects of the Internet architecture business and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest capitalized, most liquid companies involved in the Internet architecture business as measured by market capitalization and trading volume. The following criteria were used in selecting the underlying securities on February 7, 2000:

    .  Market capitalization equal to or greater than $2.6 billion;

    . Average daily trading volume of at least 425,000 shares over the 60 trading days before February 7, 2000;

    . Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to February 7, 2000) of at least $70 million over the 60 trading days before February 7, 2000; and

    .  A trading history of at least 90 calendar days.

      The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the Internet Architecture HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the Internet architecture business. In this case, the Internet Architecture HOLDRS may no longer consist of securities issued by companies involved in the Internet architecture business. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the Internet architecture business and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Internet Architecture HOLDRS, please refer to "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the stated selection criteria. Accordingly, before you acquire Internet Architecture HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table and graph set forth the composite performance of all of the underlying securities represented by a single Internet Architecture HOLDR based upon the share amounts set forth in the table on page 11 of this prospectus, measured at the close of each business day from November 5, 1999, the first date when all of the underlying securities were publicly traded, to February 7, 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                 Internet                    Internet                  Internet                  Internet
               Architecture                Architecture              Architecture              Architecture
1999              HOLDRS    1999              HOLDRS    2000            HOLDRS    2000            HOLDRS
----           ------------ ----           ------------ ----         ------------ ----         ------------
November 5..      60.96     December 1...     70.75     January 3...    83.63     February 1..    80.30
November 8..      62.17     December 2...     73.09     January 4...    78.66     February 2..    80.59
November 9..      61.74     December 3...     75.38     January 5...    78.95     February 3..    83.10
November 10..     63.45     December 6...     76.19     January 6...    76.47     February 4..    83.64
November 11..     64.48     December 7...     77.29     January 7...    78.58     February 7..    85.29
November 12..     64.92     December 8...     78.16     January 10..    81.29
November 15..     64.10     December 9...     77.08     January 11..    79.41
November 16..     65.87     December 10..     76.50     January 12..    78.72
November 17..     65.54     December 13..     76.98     January 13..    79.47
November 18..     69.11     December 14..     74.90     January 14..    81.33
November 19..     70.63     December 15..     74.22     January 18..    81.76
November 22..     70.84     December 16..     76.10     January 19..    82.85
November 23..     70.02     December 17..     76.54     January 20..    84.53
November 24..     71.65     December 20..     77.22     January 21..    85.26
November 26..     72.02     December 21..     79.38     January 24..    82.07
November 29..     71.95     December 22..     78.68     January 25..    83.83
November 30..     70.12     December 23..     80.19     January 26..    80.42
                            December 27..     80.09     January 27..    78.98
                            December 28..     80.01     January 28..    77.09
                            December 29..     80.99     January 31..    79.06
                            December 30..     81.47
                            December 31..     81.12


                                  [LINE GRAPH]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Internet Architecture HOLDRS, provides that Internet Architecture HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Internet Architecture HOLDRS. You may create and cancel Internet Architecture HOLDRS only in round-lots of 100 Internet Architecture HOLDRS. You may create Internet Architecture HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Internet Architecture HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Architecture HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Architecture HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Architecture HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Architecture HOLDRS. Similarly, you must surrender Internet Architecture HOLDRS in integral multiples of 100 Internet Architecture HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of Internet Architecture HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Internet Architecture HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Internet Architecture HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Internet Architecture HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Internet Architecture HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Internet Architecture HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Internet Architecture HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Internet Architecture HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Internet Architecture HOLDRS.

      Further issuances of Internet Architecture HOLDRS. The depositary trust agreement provides for further issuances of Internet Architecture HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

    A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Architecture HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet Architecture HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet Architecture HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Internet Architecture HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Internet Architecture HOLDRS will surrender their Internet Architecture HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Internet Architecture HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Internet Architecture HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Internet Architecture HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Internet Architecture HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Internet Architecture HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Internet Architecture HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Internet Architecture HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Internet Architecture HOLDRS. If you wish to create Internet Architecture HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Architecture HOLDRS. If you wish to cancel your Internet Architecture HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Architecture HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Internet Architecture HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Architecture HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Internet Architecture HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Internet Architecture HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Internet Architecture HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Internet Architecture HOLDRS for:

    .  a citizen or resident of the United States;

    . a corporation or partnership created or organized in the United States or under the laws of the United States;

    . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

    . or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

    . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Internet Architecture HOLDRS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of Internet Architecture HOLDRS

      A receipt holder purchasing and owning Internet Architecture HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Internet Architecture HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Internet Architecture HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of Internet Architecture HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Internet Architecture HOLDRS. Similarly, with respect to sales of Internet Architecture HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Internet Architecture HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Internet Architecture HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Internet Architecture HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

      Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the underlying securities.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Internet Architecture HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Internet Architecture HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Internet Architecture HOLDRS. Merrill Lynch & Co., as underwriter, proposes to offer the Internet Architecture HOLDRS to the public at the offering price set forth on the cover page of this prospectus. Merrill Lynch expects the trust to deliver the initial distribution of Internet Architecture HOLDRS against deposit of the underlying securities in New York, New York on February 29, 2000. After the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue Internet Architecture HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, Merrill Lynch will not make any sales to a discretionary account without the prior written approval of a purchaser of Internet Architecture HOLDRS.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Internet Architecture HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Internet Architecture HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Internet Architecture HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Internet Architecture HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Internet Architecture HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Internet Architecture HOLDRS. This prospectus relates only to Internet Architecture HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Internet Architecture HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Internet Architecture HOLDRS, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through January 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                            3COM CORPORATION (COMS)

      3Com Corporation develops and markets networking systems and services to connect businesses and individuals to information found on companies' private networks, and wide area networks which connect companies' private networks together or to the Internet. 3Com's products include switches to control network data traffic, network software, modems and handheld computers and products that allow data access and communications from remote locations. 3Com offers worldwide customer support and service for its products, including design, installation and maintenance through telephone, Internet and on-site assistance. 3Com primarily sells its products through third-party systems integrators, value-added resellers, dealers and distributors.

           Closing            Closing           Closing            Closing            Closing          Closing
  1995      Price     1996     Price    1997     Price     1998     Price     1999     Price    2000    Price
  ----     -------    ----    -------   ----    -------    ----    -------    ----    -------   ----   -------
January    22 29/32 January   45 7/8  January   67 1/8   January   33 1/16  January   47       January 50 3/4
February   26 1/16  February  48 7/8  February  33 7/64  February  35 3/4   February  31 7/16
March      28 5/16  March     39 7/8  March     32 3/4   March     35 15/16 March     23 5/16
April      28       April     46 1/8  April     29       April     34 1/4   April     26 1/8
May        32       May       49 1/4  May       48 1/2   May       25 3/8   May       27 5/16
June       33 1/2   June      45 3/4  June      45       June      30 11/16 June      26 11/16
July       37 1/32  July      39 3/8  July      54 11/16 July      24 3/4   July      24 1/8
August     39       August    46 3/4  August    49 15/16 August    23 11/16 August    24 13/16
September  45 1/2   September 60 1/16 September 51 1/4   September 30 1/16  September 28 3/4
October    47       October   67 5/8  October   41 7/16  October   36 1/16  October   29
November   45 3/4   November  75 1/8  November  36 1/4   November  38 11/16 November  39 13/16
December   46 5/8   December  73 3/8  December  34 15/16 December  44 13/16 December  47

      The closing price on February 24, 2000 was 83.

                              ADAPTEC, INC. (ADPT)

      Adaptec, Inc. develops, manufactures and markets hardware and software which increase system performance by increasing the speed at which data is transferred between personal computers, servers and networks. Adaptec also designs products which facilitate the transfer of data between hard disk drives, document scanners and computers. Adaptec works with business and systems integrators, who design systems using hardware and software developed by different companies, to create products to meet the specific needs of their customers. Adaptec primarily markets and sells its products through its own direct sales force and distributors.

           Closing            Closing            Closing           Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price    1998     Price     1999     Price    2000    Price
  ----     -------    ----    -------    ----    -------   ----    -------    ----    -------   ----   -------
January    13 11/16 January   22       January   43 3/4  January   22 5/16  January   23 1/8   January 52 3/8
February   16 1/2   February  28 1/32  February  38 1/16 February  26 7/16  February  19 15/16
March      16 1/2   March     24 1/8   March     35 3/4  March     19 5/8   March     22 13/16
April      16       April     28 3/4   April     37      April     23 11/16 April     24 1/16
May        15 1/16  May       29 15/16 May       36 3/4  May       15 3/16  May       30 7/8
June       18 1/2   June      23 11/16 June      34 3/4  June      14 5/16  June      35 5/16
July       21 3/8   July      20 3/4   July      42 1/8  July      11 5/8   July      38 7/8
August     21 1/4   August    24 15/16 August    48      August    11 1/2   August    39
September  20 5/8   September 30       September 46 3/4  September  9 1/2   September 39 11/16
October    22 1/4   October   30 7/16  October   48 7/16 October   16 3/16  October   45
November   23 7/16  November  37 1/4   November  49 1/2  November  16 1/4   November  53 7/8
December   20 1/2   December  40       December  37 1/8  December  17 9/16  December  49 7/8

      The closing price on February 24, 2000 was 44 7/8.

                          APPLE COMPUTER, INC. (APPL)

      Apple Computer, Inc. designs, manufactures and markets personal computers and related operating systems and software. Apple's primary product is the Apple Macintosh computer line, which includes desktop and notebook personal computers and software. Two recent additions to its product line include the iMAC desktop and iBook laptop computers. Apple sells its computers primarily to educational institutions, businesses and individuals. Apple markets its products and services through third-party distributors, authorized resellers, retail outlets and the Apple online store.

           Closing           Closing           Closing            Closing             Closing          Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999      Price    2000    Price
  ----     -------   ----    -------   ----    -------    ----    -------    ----     -------   ----   -------
January    40 3/8  January   27 5/8  January   16 5/8   January   18 5/16  January    41 3/16  January 103 3/4
February   39 1/2  February  27 1/2  February  16 1/4   February  23 5/8   February   34 13/16
March      35 1/4  March     24 9/16 March     18 1/4   March     27 1/2   March      35 15/16
April      38 1/4  April     24 3/8  April     17       April     27 3/8   April      46
May        41 9/16 May       26 1/8  May       16 5/8   May       26 5/8   May        44 1/16
June       46 7/16 June      21      June      14 1/4   June      28 11/16 June       46 5/16
July       45      July      22      July      17 1/2   July      34 5/8   July       55 11/16
August     43      August    24 1/4  August    21 3/4   August    31 3/16  August     65 1/4
September  37 1/4  September 22 3/16 September 21 11/16 September 38 1/8   September  63 5/16
October    36 5/16 October   23      October   17 1/32  October   37 1/8   October    80 1/8
November   38 1/8  November  24 1/8  November  17 3/4   November  31 15/16 November   97 7/8
December   31 7/8  December  20 7/8  December  13 1/8   December  40 15/16 December  102 13/16

      The closing price on February 24, 2000 was 115 13/64.

                            CIENA CORPORATION (CIEN)

      Ciena Corporation develops and markets products for the optical networking equipment market. Optical networking equipment uses fiber optic cables, which can transmit larger volumes of data at higher transmission speeds and more efficiently, to facilitate the transmission of data and telephone communications. Ciena provides products such as systems based on fiber optic cables, switches to manage network data traffic and other multi-purpose data delivery systems to its customers, who include local and long-distance telephone carriers and Internet service providers, who provide Internet access to individuals and businesses. Ciena markets and sells its products through its own direct sales force, and internationally, it also uses third-party distributors and representatives.

           Closing           Closing           Closing            Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price    2000    Price
  ----     -------   ----    -------   ----    -------    ----    -------    ----    -------   ----   -------
January      *     January     *     January    *       January   55 1/16  January   20 3/16  January 65 5/8
February     *     February    *     February  39 1/4   February  41 15/16 February  27 7/8
March        *     March       *     March     28 7/16  March     42 5/8   March     22 1/2
April        *     April       *     April     31 1/4   April     55 3/4   April     23 1/2
May          *     May         *     May       46 3/4   May       52       May       28 3/4
June         *     June        *     June      47 1/8   June      69 5/8   June      30 3/16
July         *     July        *     July      56 1/8   July      74 1/16  July      33 3/4
August       *     August      *     August    47 3/4   August    28 1/8   August    35 1/8
September    *     September   *     September 49 17/32 September 14 5/16  September 36 1/2
October      *     October     *     October   55       October   17 3/16  October   35 1/4
November     *     November    *     November  54       November  17       November  43 15/16
December     *     December    *     December  61 1/8   December  14 5/8   December  57 1/2

      The closing price on February 24, 2000 was 124 11/16.

                           CISCO SYSTEMS, INC. (CSCO)

      Cisco Systems, Inc. develops and markets hardware and software products which link computer networks both internally and externally, and provides worldwide networking capability for the Internet. Cisco produces a range of products which connect computing devices to networks and connect networks with each other. Cisco provides routing products, which connect companies' private networks together, switches to control network data traffic, services to access networks from any location, network development and design. Cisco markets its products worldwide through several channels including its own direct sales force, distributors, value-added resellers, service providers and system integrators. On February 8, 2000, Cisco announced a 2-for-1 stock split on its common stock to shareholders of record on February 22, 2000. The stock will begin trading on a split-adjusted basis on March 23, 2000. The following table does not take into account any adjustments for this stock split.

           Closing           Closing            Closing            Closing            Closing          Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
  ----     -------   ----    -------    ----    -------    ----    -------    ----    -------   ----   -------
January    3 45/64 January    9 1/4   January   15 1/2   January   21 1/64  January   55 25/32 January 109 1/2
February   3 3/4   February  10 9/16  February  12 23/64 February  21 61/64 February  48 29/32
March      4 15/64 March     10 5/16  March     10 11/16 March     22 51/64 March     54 25/32
April      4 7/16  April     11 17/32 April     11 1/2   April     24 27/64 April     57 1/32
May        4 55/64 May       12 11/64 May       15 1/16  May       25 13/64 May       54 1/2
June       5 5/8   June      12 37/64 June      14 59/64 June      30 11/16 June      64 1/2
July       6 3/16  July      11 1/2   July      17 11/16 July      31 59/64 July      62 1/8
August     7 19/64 August    11 23/32 August    16 3/4   August    27 19/64 August    67 13/16
September  7 43/64 September 13 5/64  September 16 15/64 September 30 29/32 September 68 9/16
October    8 39/64 October   13 3/4   October   18 15/64 October   31 1/2   October   74
November   9 11/32 November  15 5/64  November  19 11/64 November  37 11/16 November  89 3/16
December   8 19/64 December  14 9/64  December  18 37/64 December  46 13/32 December  107 1/8

      The closing price on February 24, 2000 was 137 1/4.

                          COBALT NETWORKS, INC. (COBT)

      Cobalt Networks, Inc. develops and markets server appliances, which is a type of server specially designed to accomplish specific network functions, including Internet applications. Cobalt's products differ from general purpose servers because they focus on specific functions, such as establishing a Web site, receiving e-mail and accessing software applications over the Internet. These server appliances are less complex and less expensive than general purpose servers and are marketed as an alternative to small and medium-sized businesses. Cobalt primarily uses resellers and distributors to market and sell its products.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price    2000    Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----     -------   ----   -------
January      *     January     *     January     *     January     *     January       *     January 78 1/2
February     *     February    *     February    *     February    *     February      *
March        *     March       *     March       *     March       *     March         *
April        *     April       *     April       *     April       *     April         *
May          *     May         *     May         *     May         *     May           *
June         *     June        *     June        *     June        *     June          *
July         *     July        *     July        *     July        *     July          *
August       *     August      *     August      *     August      *     August        *
September    *     September   *     September   *     September   *     September     *
October      *     October     *     October     *     October     *     October       *
November     *     November    *     November    *     November    *     November  168 13/16
December     *     December    *     December    *     December    *     December  108 3/8

      The closing price on February 24, 2000 was 108 15/16.

                       COMPAQ COMPUTER CORPORATION (CPQ)

      Compaq Computer Corporation develops and markets hardware, software, technology solutions and services, including desktop and portable computers for both business and personal use, computer systems for multiple users, servers, Internet related products and network and communication products. Compaq provides professional and support services to its customers for its products and for other companies' products which are used in conjunction with Compaq products. Compaq sells its products primarily through dealers, value-added resellers and systems integrators. It also sells products through its own direct sales force and on the Internet.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
  ----     -------    ----    -------    ----    -------    ----    -------    ----    -------   ----   -------
January     7 5/32  January    9 27/64 January   17 11/32 January   30 3/16  January   47 5/8   January 27 1/4
February    6 29/32 February  10 1/8   February  15 51/64 February  32 1/16  February  35 3/8
March       6 7/8   March      7 23/32 March     15 21/64 March     25 7/8   March     31 11/16
April       7 19/32 April      9 11/32 April     17 5/64  April     28 1/16  April     22 5/16
May         7 27/32 May        9 23/32 May       21 5/8   May       27 3/8   May       23 11/16
June        9 3/64  June       9 53/64 June      19 29/32 June      28 3/8   June      23 11/16
July       10 1/8   July      10 59/64 July      28 9/16  July      32 13/16 July      24 1/16
August      9 35/64 August    11 21/64 August    32 3/4   August    27 15/16 August    23 5/32
September   9 43/64 September 12 53/64 September 37 3/8   September 31 5/8   September 22 7/8
October    11 1/8   October   13 29/32 October   32       October   31 5/8   October   19 1/8
November    9 7/8   November  15 27/32 November  31 7/32  November  32 1/2   November  24 7/16
December    9 19/32 December  14 7/8   December  28 1/4   December  42       December  27 1/16

      . The closing price on February 24, 2000 was 26.

                        DELL COMPUTER CORPORATION (DELL)

      Dell Computer Corporation develops, manufacturers and markets information processing products including desktop and notebook computers, network servers, storage products, hardware and software. Dell's customers include corporations, institutions, organizations and individual consumers. Dell offers services such as custom-designed computer systems, telephone and online technical support and on-site product service. Dell's sales and marketing is conducted through its "direct model" through which Dell employees market and sell Dell products and services directly to its customers.

           Closing           Closing           Closing            Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price    2000    Price
  ----     -------   ----    -------   ----    -------    ----    -------    ----    -------   ----   -------
January      43/64 January    55/64  January    4 9/64  January   12 7/16  January   50       January 38 7/16
February     21/32 February  1 5/64  February   4 29/64 February  17 31/64 February  40 1/16
March        11/16 March     1 3/64  March      4 15/16 March     16 15/16 March     40 7/8
April        55/64 April     1 7/16  April      5 15/64 April     20 3/16  April     41 3/16
May          25/32 May       1 47/64 May        7 1/32  May       20 39/64 May       34 7/16
June         15/16 June      1 19/32 June       7 11/32 June      23 13/64 June      37
July       1 1/64  July      1 47/64 July      10 11/16 July      27 5/32  July      40 7/8
August     1 13/64 August    2 2/32  August    10 17/64 August    25       August    48 13/16
September  1 21/64 September 2 7/16  September 12 7/64  September 32 7/8   September 41 13/16
October    1 29/64 October   2 35/64 October   10 1/64  October   32 3/4   October   40 1/8
November   1 25/64 November  3 11/64 November  10 17/32 November  30 13/32 November  43
December   1 5/64  December  3 21/64 December  10 1/2   December  36 19/32 December  51

      The closing price on February 24, 2000 was 42 3/8.

                             EMC CORPORATION (EMC)

      EMC Corporation develops, manufactures and markets business storage systems and software. EMC's system and software are used by businesses to retrieve data from their own computer systems and act as a central repository for the information. EMC's products allow a customer whose network is based on a variety of different hardware and software systems to manage, share and protect its critical information. EMC markets and sells its products through its own direct sales force, distributors, resellers and original equipment manufacturers.

           Closing           Closing           Closing            Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price    2000    Price
  ----     -------   ----    -------   ----    -------    ----    -------    ----    -------   ----   -------
January    4 21/32 January   4 25/32 January    9 15/32 January   16 9/32  January   54 7/16  January 107 1/4
February   4 9/32  February  5 1/2   February   9       February  18 7/8   February  51 3/16
March      4 3/16  March     5 7/17  March      8 7/8   March     18 29/32 March     63 7/8
April      4 27/32 April     5 1/8   April      9 3/32  April     23 1/8   April     54 15/32
May        5 3/4   May       5 1/2   May        9 31/32 May       20 23/32 May       50 7/32
June       6 1/16  June      4 5/8   June       9 3/4   June      22 13/32 June      55
July       5 23/32 July      4 7/8   July      12 21/3  July      24 1/2   July      60 7/16
August     5 1/8   August    4 13/16 August    12 25/32 August    22 1/4   August    59 7/8
September  4 17/32 September 5 5/8   September 14 19/32 September 28 11/16 September 71 3/8
October    3 7/8   October   6 9/16  October   14       October   32 3/16  October   73
November   4 15/32 November  8 1/16  November  15 5/32  November  36 1/4   November  83 11/16
December   3 27/32 December  8 9/32  December  13 23/32 December  42 1/2   December  109 1/4

      The closing price on February 24, 2000 was 125.

                         EXTREME NETWORKS, INC. (EXTR)

      Extreme Networks, Inc. develops and markets network switches which enable companies' private networks and Internet service and content providers to control traffic on their networks. Extreme Networks' switches are designed to allow faster network access as well as increase a network's capacity and adaptability. Extreme Networks markets its products to businesses and Internet service and content providers. Extreme Networks relies on resellers, original equipment manufacturers, and to a lesser extent, its own sales force, to market and sell its products.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------   ----   -------
January      *     January     *     January     *     January     *     January      *     January 84 5/8
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April     55 7/16
May          *     May         *     May         *     May         *     May       42 5/8
June         *     June        *     June        *     June        *     June      58 1/16
July         *     July        *     July        *     July        *     July      48 3/4
August       *     August      *     August      *     August      *     August    63 15/16
September    *     September   *     September   *     September   *     September 63 5/16
October      *     October     *     October     *     October     *     October   80 5/16
November     *     November    *     November    *     November    *     November  66 3/8
December     *     December    *     December    *     December    *     December  83 1/2

      The closing price on February 24, 2000 was 91 7/8.

                         FOUNDRY NETWORKS, INC. (FDRY)

      Foundry Networks, Inc. develops, manufactures and markets switches which control network traffic on the various types of networks used by businesses and Internet service providers. Foundry's switches and accompanying networking products are designed to increase the speed and capacity of networks and to maximize the efficiency of networks by enabling them to distinguish between and prioritize different types of network traffic. Foundry markets and sells its products through its own direct sales force, resellers and an original equipment manufacturer.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price    2000     Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----     -------   ----    -------
January      *     January     *     January     *     January     *     January       *     January 134 11/16
February     *     February    *     February    *     February    *     February      *
March        *     March       *     March       *     March       *     March         *
April        *     April       *     April       *     April       *     April         *
May          *     May         *     May         *     May         *     May           *
June         *     June        *     June        *     June        *     June          *
July         *     July        *     July        *     July        *     July          *
August       *     August      *     August      *     August      *     August        *
September    *     September   *     September   *     September   *     September  63
October      *     October     *     October     *     October     *     October    94 3/4
November     *     November    *     November    *     November    *     November  117 9/16
December     *     December    *     December    *     December    *     December  150 27/32

      The closing price on February 24, 2000 was 121.

                              GATEWAY, INC. (GTW)

      Gateway, Inc. develops, manufactures and markets personal computers and related products and services. Gateway's products include desktop and portable personal computers, servers, workstations and digital media personal computers, which are computers that offer entertainment functions, such as digital video discs, and personal computing activities, such as Internet access, in one product. Gateway also provides Internet access to individuals and businesses. Gateway markets and sells its products using "direct marketing" to its customers through telephone orders, the Internet and Gateway retail stores.

           Closing           Closing            Closing            Closing            Closing          Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
  ----     -------   ----    -------    ----    -------    ----    -------    ----    -------   ----   -------
January    5 7/32  January    6 15/32 January   15 9/32  January   18 27/32 January   38 5/8   January 61 3/16
February   4 19/32 February   7 3/8   February  14 11/16 February  22       February  36 11/32
March      4 11/16 March      6 31/32 March     12 13/16 March     23 3/8   March     34 9/32
April      4 47/64 April      8 23/32 April     13 23/32 April     29 13/32 April     33 3/32
May        4 25/64 May        9 15/32 May       16 21/32 May       22 17/32 May       30 13/32
June       5 11/16 June       8 1/2   June      16 1/4   June      25       June      29 17/32
July       7 7/32  July      10 1/32  July      19 1/16  July      27       July      38 1/16
August     6 21/32 August    11 7/32  August    19 9/16  August    23 21/32 August    48 15/32
September  7 21/32 September 11 31/32 September 15 3/4   September 26 5/32  September 44
October    8 11/32 October   11 49/64 October   14 17/32 October   27 29/32 October   66 1/16
November   6 29/32 November  13 13/32 November  14 3/8   November  28 1/16  November  76 3/8
December   6 1/8   December  13 25/64 December  16 3/8   December  25 19/32 December  72 1/16

      The closing price on February 24, 2000 was 73 13/16.

                         HEWLETT- PACKARD COMPANY (HWP)

      Hewlett-Packard Company designs, manufactures and services equipment and systems to be used for measurement, calculation and communications. Hewlett-Packard products include personal computers, printers, calculators, medical electronic equipment and computer systems. Hewlett-Packard's services include systems integration, network systems, management consulting and support and maintenance for its products. Hewlett-Packard markets its products and services through its own direct sales operations; however, the majority of its sales and marketing is handled through third-party channels such as retailers, dealers and value-added resellers.

           Closing            Closing            Closing           Closing             Closing          Closing
  1995      Price     1996     Price     1997     Price    1998     Price     1999      Price    2000    Price
  ----     -------    ----    -------    ----    -------   ----    -------    ----     -------   ----   -------
January    25 1/8   January   42 3/8   January   52 5/8  January   60 1/8   January    78 3/8   January 108 1/4
February   28 3/4   February  50 3/8   February  56 1/8  February  67       February   66 7/16
March      30 3/32  March     47 1/16  March     53 3/8  March     63 3/8   March      67 13/16
April      33 1/16  April     52 15/16 April     52 1/2  April     75 3/8   April      78 7/8
May        33       May       53 1/4   May       51 1/2  May       62 5/16  May        94 5/16
June       37 1/4   June      49 13/16 June      56      June      59 7/8   June      100 1/2
July       38 15/16 July      44       July      70      July      55 1/2   July      104 11/16
August     40       August    43 3/4   August    61 1/2  August    48 9/16  August    105 3/8
September  41 11/16 September 48 3/4   September 69 9/16 September 52 15/16 September  90 3/4
October    46 5/16  October   44 1/8   October   61 5/8  October   60 1/4   October    74 3/16
November   41 1/2   November  53 7/8   November  61 1/8  November  62 9/16  November   94 7/8
December   41 7/8   December  50 1/4   December  62 3/8  December  68 5/16  December  113 3/4

      The closing price on February 24, 2000 was 129 1/2.

               INTERNATIONAL BUSINESS MACHINES CORPORATION (IBM)

      International Business Machines Corporation develops, manufactures and markets information processing products and services, such as computers, software, network systems and network management services. IBM's business is divided into several main segments including technology, systems, products, services, software and financing. IBM operates in more than 150 countries and markets and sells its products through its worldwide sales and distribution organization and through third-party distributors and resellers.

           Closing            Closing            Closing            Closing             Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999      Price    2000    Price
  ----     -------    ----    -------    ----    -------    ----    -------    ----     -------   ----   -------
January    18 1/32  January   27 1/8   January   39 7/32  January   49 3/8   January    91 5/8   January 112 1/4
February   18 13/16 February  30 21/32 February  35 15/16 February  52 7/32  February   84 7/8
March      20 17/32 March     27 13/16 March     34 5/16  March     51 15/16 March      88 5/8
April      23 21/32 April     26 15/16 April     40 1/8   April     57 15/16 April     104 19/32
May        23 1/4   May       26 11/16 May       43 1/4   May       58 3/4   May       116
June       24       June      24 3/4   June      45 1/8   June      57 13/32 June      129 1/4
July       27 7/32  July      26 7/8   July      52 7/8   July      66 1/4   July      125 11/16
August     25 27/32 August    28 19/32 August    50 11/16 August    56 5/16  August    124 9/16
September  23 5/8   September 31 1/8   September 53       September 64 1/4   September 121
October    24 5/16  October   32 1/4   October   49 1/4   October   74 1/4   October    98 1/4
November   24 5/32  November  39 27/32 November  54 3/4   November  82 9/16  November  103 1/16
December   22 27/32 December  37 7/8   December  52 5/16  December  92 3/16  December  107 7/8

      The closing price on February 24, 2000 was 110 7/8.

                         JUNIPER NETWORKS, INC. (JNPR)

      Juniper Networks, Inc. manufactures and markets Internet backbone routers, which are products specifically designed for the Internet to transmit data from its source to the user. Juniper's routers are designed to accommodate the increasing size and scope of the Internet and its major customers include Internet service providers and telecommunications service providers. Juniper's principal product is the M40 Internet backbone router. Juniper sells its routers primarily though its own direct sales force and an original equipment manufacturer.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price    2000    Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----     -------   ----   -------
January      *     January     *     January     *     January     *     January       *     January 135 5/16
February     *     February    *     February    *     February    *     February      *
March        *     March       *     March       *     March       *     March         *
April        *     April       *     April       *     April       *     April         *
May          *     May         *     May         *     May         *     May           *
June         *     June        *     June        *     June        *     June       49 43/64
July         *     July        *     July        *     July        *     July       54 9/64
August       *     August      *     August      *     August      *     August     68 21/64
September    *     September   *     September   *     September   *     September  60 11/16
October      *     October     *     October     *     October     *     October    91 7/8
November     *     November    *     November    *     November    *     November   92 3/8
December     *     December    *     December    *     December    *     December  113 21/64

      The closing price on February 24, 2000 was 229.

                         NETWORK APPLIANCE, INC. (NTAP)

      Network Appliance, Inc. develops and supplies network appliances, which is a type of server that performs specific network functions, as opposed to the variety of functions a general purpose server provides. Network Appliance's major products include filers which improve the storage and accessibility of data, and Internet caching appliances which store or "cache" frequently accessed data close to the end user in order to minimize the delay experienced by the user in accessing information on the Internet. Network Appliance's filers provide its business, database and e-commerce customers with data protection and management capabilities by providing data backup and replication and disaster recovery. Network Appliance uses its own direct sales force and value-added resellers to market and sell its products. On February 15, 2000, Network Appliance announced a 2-for-1 stock split on its common stock to shareholders of record on March 10, 2000. The stock will begin trading on a split-adjusted basis on March 23, 2000. The following table does not take into account any adjustments for this stock split.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price    2000    Price
  ----     -------   ----    -------   ----    -------   ----    -------    ----    -------   ----   -------
January       *    January   3 27/32 January   6 13/32 January    7 17/32 January   26 1/2   January 100 3/8
February      *    February  3 31/32 February  5       February   7 3/8   February  21
March         *    March     3 31/32 March     4 1/16  March      8 7/8   March     25 5/16
April         *    April     4       April     3 41/64 April      9 1/64  April     25 5/32
May           *    May       4 9/32  May       5 5/64  May        8 45/64 May       23 37/64
June          *    June      3 23/32 June      4 3/4   June       9 47/64 June      27 15/16
July          *    July      3       July      5 29/64 July      10 7/16  July      27 1/4
August        *    August    3 1/2   August    5 29/32 August    10 27/64 August    32 27/32
September     *    September 3 3/4   September 6 25/32 September 12 21/32 September 35 13/16
October       *    October   4 3/8   October   6 9/32  October   13 11/16 October   37
November   3 25/32 November  4 1/2   November  6 19/64 November  18 25/32 November  58 27/32
December   5 1/64  December  6 23/64 December  8 7/8   December  22 27/64 December  83 1/16

      The closing price on February 24, 2000 was 200.

                         SEAGATE TECHNOLOGY, INC. (SEG)

      Seagate Technology, Inc. designs, manufactures and markets products which store, retrieve and manage data for computer and communications systems. Its main product line is rigid disc drives, which allow users access to large volumes of information more quickly than other types of disc drives. Rigid disc drives may be used by computer systems as well as in multimedia applications, such as graphics, video and animation. Seagate also produces tape drives and digital audio tape drives, both of which provide customers with additional data storage alternatives. Seagate markets and sells its products through direct sales, use of third-party distributors and consignment relationships with certain distributors.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
  ----     -------    ----    -------    ----    -------    ----    -------    ----    -------   ----   -------
January    12 11/16 January   29 1/2   January   51 1/2   January   23 3/16  January   40 11/16 January 39 3/4
February   12       February  32 5/8   February  47 1/8   February  24 5/16  February  28 13/16
March      13 15/16 March     27 3/8   March     44 7/8   March     25 1/4   March     29 9/16
April      15 15/16 April     29       April     46       April     26 11/16 April     27 7/8
May        17 15/16 May       29 3/8   May       40 5/8   May       23 1/4   May       30 3/16
June       19 3/4   June      22 1/2   June      35 1/4   June      23 7/8   June      25 5/8
July       22 3/16  July      24 3/16  July      41 3/16  July      22 5/8   July      26 7/8
August     22 3/16  August    24       August    38 3/16  August    17 1/8   August    33 3/16
September  21 1/16  September 27 15/16 September 36 1/4   September 25 1/16  September 30 5/8
October    22 5/16  October   33 3/8   October   27 1/8   October   26 1/4   October   29 7/16
November   26 3/8   November  39 1/2   November  22 11/16 November  29 1/2   November  37
December   23 3/4   December  39 1/2   December  19 1/4   December  30 1/4   December  46 9/16

      The closing price on February 24, 2000 was 48 5/16.

                         SUN MICROSYSTEMS, INC. (SUNW)

      Sun Microsystems, Inc. develops and markets network computing products for the Internet and for companies' private networks. Sun Microsystems' products are based on open industry standards, which are applications available to users for little or no charge, and include computer systems, workstations, servers, high-speed microprocessors, which allow a computer to process information, and software. Some of Sun Microsystems' technologies include its Java software, which allows a user to access Internet applications regardless of the hardware or software that its system uses, and its Solaris Operating Environment, which is an operating system which can support numerous applications, such as electronic commerce operations and database management technology. Sun Microsystems operates globally, and markets and sells its products through its own direct sales force and third-party distributors and resellers.

           Closing           Closing           Closing            Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price    2000    Price
  ----     -------   ----    -------   ----    -------    ----    -------    ----    -------   ----   -------
January    2 3/64  January   5 3/4   January    7 16/16 January   11 63/64 January   27 15/16 January 78 9/16
February   2       February  6 9/16  February   7 23/32 February  11 29/32 February  24 21/32
March      2 11/64 March     5 15/32 March      7 7/32  March     10 7/16  March     31 17/64
April      2 1/2   April     6 25/32 April      7 13/64 April     10 19/64 April     29 29/32
May        2 13/16 May       7 53/64 May        8 1/16  May       10 1/64  May       29 7/8
June       3 1/32  June      7 23/64 June       9 5/16  June      10 55/64 June      34 7/16
July       3 1/64  July      6 53/64 July      11 27/64 July      11 13/16 July      33 15/16
August     3 5/8   August    6 51/64 August    12       August     9 29/32 August    39 3/4
September  3 15/16 September 7 49/64 September 11 45/64 September 12 29/64 September 46 1/2
October    4 7/8   October   7 5/8   October    8 9/16  October   14 9/16  October   52 29/32
November   5 17/64 November  7 9/32  November   9       November  18 33/64 November  66 1/8
December   5 45/64 December  6 27/64 December   9 31/32 December  21 13/32 December  77 7/16

      The closing price on February 24, 2000 was 96 7/8.

                         SYCAMORE NETWORKS, INC. (SCMR)

      Sycamore Networks, Inc. creates optical networking products which facilitate the transmission of voice and data on fiber optic networks. Fiber optic networks allow for the transmission of larger volumes of data at faster transmissions speeds and more efficiently. Sycamore's products use existing fiber optic systems to provide enhanced high-speed data services such as access to the Internet, video conferencing and remote access to corporate databases. Sycamore also collaborates with its customers to identify and develop new high speed data services. Sycamore currently markets its products through its own direct sales force. Sycamore affected a 3-for-1 stock split on its common stock in the form of a stock dividend to shareholders of record on February 4, 2000. The stock began trading on a split-adjusted basis on February 14, 2000. The following table is adjusted to account for this stock split.

           Closing           Closing           Closing           Closing           Closing         Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price   2000    Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------  ----   -------
January      *     January     *     January     *     January     *     January      *    January 106 1/3
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May          *
June         *     June        *     June        *     June        *     June         *
July         *     July        *     July        *     July        *     July         *
August       *     August      *     August      *     August      *     August       *
September    *     September   *     September   *     September   *     September    *
October      *     October     *     October     *     October     *     October    71 2/3
November     *     November    *     November    *     November    *     November   74
December     *     December    *     December    *     December    *     December  102 2/3

      The closing price on February 24, 2000 was 113 1/4.

                            UNISYS CORPORATION (UIS)

      Unisys Corporation develops and markets high-end network equipment designed for use in the finance and banking, communication and travel industries and in a variety of other industries that have electronic commerce operations. Unisys's technology segment offers servers, desktop and notebook computers, monitors and storage products. Unisys's services segment offers systems integration and maintenance services to design systems using network and systems hardware and software designed by different companies. It also offers network consulting, integration and management services. These integration services include adapting information technology to support a particular customer's business operations. Unisys markets and sells its products primarily through its own direct sales force.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------   ----   -------
January     9      January    7 1/2  January    6 7/8  January   16 1/2  January   33 1/8   January 31 7/8
February    9      February   6 1/8  February   6 5/8  February  17 7/8  February  29 13/16
March       9 3/8  March      6      March      6 1/4  March     19      March     27 11/16
April      10 1/4  April      6      April      6      April     22 5/16 April     31 7/16
May        10 5/8  May        8 1/8  May        6 7/8  May       24 9/16 May       37 15/16
June       10 7/8  June       7 1/8  June       7 5/8  June      28 1/4  June      38 15/16
July        8 7/8  July       5 7/8  July       9 5/8  July      27 7/16 July      40 13/16
August      8 1/8  August     5 7/8  August    11 5/16 August    18 1/16 August    43
September   7 7/8  September  6 1/8  September 15 5/16 September 22 3/4  September 45 1/8
October     5 5/8  October    6 1/4  October   13 5/16 October   26 5/8  October   22 9/16
November    6 1/2  November   7 5/8  November  14 3/8  November  28 1/2  November  28 3/4
December    5 1/2  December   6 3/4  December  13 7/8  December  34 7/16 December  31 15/16

      The closing price on February 24, 2000 was 31 1/4.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                H O L D R S /SM/
                             INTERNET ARCHITECTURE


                       1,000,000,000 Depositary Receipts

                     Internet Architecture HOLDRS SM Trust

                              --------------------

                              P R O S P E C T U S

                              --------------------

                              Merrill Lynch & Co.

                               February 24, 2000

      Until March 20, 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Internet Architecture HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------